Exhibit 10.2

CAPSTEAD MORTGAGE CORPORATION

RESTRICTED STOCK AGREEMENT

FOR EXECUTIVE EMPLOYEES

THIS RESTRICTED STOCK AGREEMENT made and entered into as of the [    ] day of [                    ], 20[    ] (hereinafter called the “Award Date”), by and between Capstead Mortgage Corporation, a Maryland corporation (the “Company”), and [                            ] (the “Grantee”).

WHEREAS, the Company, having determined that its interests will be advanced by providing an incentive to the Grantee to increase the performance of the Company and its Affiliates, has awarded to the grantee a restricted stock award conditioned upon the execution by the Company and the Grantee of a Restricted Stock Agreement.

THEREFORE, in consideration of the mutual promise(s) and covenant(s) contained herein, the parties hereby agree as follows:

SECTION 1.    GRANT.

1.1    Grant and Acceptance. Pursuant to the [                    ], 20[    ] authorization to grant shares of restricted stock to the current employees, the Company does hereby grant and transfer to the Grantee, for no cash consideration from the Grantee, and the Grantee does hereby accept from the Company, an aggregate of [                ] shares (the “Award Shares”) of the Common Stock, $0.01 par value per share, of the Company (the “Common Stock”) according to the terms and conditions and subject to the restrictions hereinafter set forth.

1.2    Effect of Plan. The Award Shares shall constitute Restricted Stock and this grant shall constitute an Award, each as defined in the Company’s Amended and Restated 2014 Flexible Incentive Plan (the “Plan”). This Agreement is expressly subject to the terms and provisions of the Plan and in the event there is a conflict between the terms of the Plan and this Agreement, the terms of the Plan shall control. All undefined capitalized terms used herein shall have the meanings assigned in the Plan. The Award is subject to all laws, approvals, requirements and regulations of any governmental authority which may be applicable thereto.

SECTION 2.    RIGHTS IN SHARES; DIVIDENDS. The Grantee, for the duration of this Agreement, shall be the record owner of, and shall be entitled to vote, the Award Shares but shall not be entitled to receive dividends or any other distributions declared on the Award Shares until such time as the Award Shares have vested pursuant to the provisions of Section 3.1, 3.2, 3.3 or 3.4 as applicable. From the date of this Agreement until the applicable vesting date of the Award Shares, the Company shall accrue dividends and any other distributions declared with respect to its common stock as if each Award Share were entitled to the same dividend as a share of Company common stock. To the extent Award Shares vest pursuant to the provisions of Section 3, all such amounts representing accrued dividends and distributions shall be payable to Grantee on the Applicable Vesting Date (as defined below). If Award Shares are forfeited pursuant to Section 3.1, Grantee is not entitled to receive any such amounts representing accrued dividends or distributions. Subsequent to vesting, the Award Shares will be entitled to receive dividends or any other distributions declared with respect to the Company’s common stock.

SECTION 3.    VESTING.

3.1    Vesting. The Award Shares shall vest (become nonforfeitable) on                          , 20[    ] (the “Vesting Date”); provided, however, that notwithstanding the foregoing, and except as otherwise provided in Sections 3.2, 3.3 and 3.4 below, the Award Shares shall not vest after:

(i)     termination of Grantee’s employment with the Company or any Affiliate for any reason (including termination by reason of voluntary or involuntary discharge, Disability or Retirement) in which case the Grantee shall, at the time of termination, forfeit all right, title and interest in and to the Award Shares not then vested, or

(ii)    a Grantee working full-time at the Award Date reduces his/her scheduled hours worked per week below a standard 40-hour work week, in which case the Grantee shall, at the time of such reduction and subject to the Committee’s discretion, forfeit all right, title and interest in and to the Award Shares not then vested; or

(iii)    a Grantee working part-time at the Award Date reduces his/her scheduled hours worked per week below a standard 20-hour work week, in which case the Grantee shall, at the time of such reduction and subject to the Committee’s discretion, forfeit all right, title and interest in and to the Award Shares not then vested.

3.2    Effect of Grantee’s Death. If the Grantee ceases to be an employee of the Company or any Affiliate by reason of death, any and all outstanding Award Shares not fully vested shall automatically vest in full and the personal representatives heirs, legatees or distributees of the Grantee, as appropriate, shall become fully vested in the Award Shares effective on the date of the Grantee’s death.

3.3    Effect of Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, any and all outstanding Award Shares not fully vested shall automatically vest in full immediately prior to such dissolution or liquidation.

3.4    Effect of Change of Control. If there is a Change in Control (as defined in the Plan) prior to the Vesting Date, the Grantee’s employment is terminated at any time within 24 months of the Change of Control (but before the Vesting Date) and such termination is by the Company without Cause or by the Grantee with Good Reason, any and all outstanding Award Shares not fully vested shall automatically vest in full. For purposes of this Agreement, “Good Reason” shall include: (i) a material diminution in Grantee’s annual base salary; (ii) a material diminution in the nature or scope of Grantee’s authority, duties, responsibilities, or title from those applicable to Grantee as of the Award Date; (iii) the Company requiring Grantee to be based at any office or location more than 50 miles from Grantee’s principal place of employment as of the Award Date; or (iv) a material breach by the Company of any term or provision of this Agreement; provided, however, that no event or condition shall constitute Good Reason unless, (x) within 90 days from Grantee first acquiring actual knowledge of the existence of the Good Reason condition described in this Section, Grantee provides the Board of Directors of the Company (the “Board”) written notice of Grantee’s intention to terminate Grantee’s employment for Good Reason and the grounds for such termination; (y) such grounds for termination (if susceptible to correction) are not corrected by the Board within 30 days of the Board’s receipt of such notice (or, in the event that such grounds cannot be corrected within such 30-day period, the Board has not taken all reasonable steps within such 30-day period to correct such grounds as promptly as practicable thereafter); and (z) the Grantee terminates Grantee’s employment with the Company immediately following expiration of such 30-day period. Any attempt by the Board to correct a stated Good Reason shall not be deemed an admission by the Board that the Grantee’s assertion of Good Reason is valid.

For purposes of this Agreement, “Cause” means:

(i)    gross negligence in the performance of Grantee’s duties and responsibilities, which negligence results in material harm to the business, interests or reputation of the Company;

(ii)    a violation of any material Company policy, including, without limitation, the theft, embezzlement or misappropriation or material misuse of any Company funds or property;

(iii)    any criminal or civil conviction for a crime involving moral turpitude;

(iv)    willful and continued failure by Grantee to perform his or her duties and responsibilities; or

(v)    any misconduct that, in the Company’s good faith determination, is materially harmful to the business, interests or reputation of the Company.

3.5    Effect of Forfeiture. Any Award Shares forfeited pursuant to Section 3.1 shall revert to the Company.

SECTION 4.    STOCK CERTIFICATES. Upon grant of the Award Shares, the Company shall cause its Transfer Agent to record Grantee’s ownership of such Award Shares in book entry form. As Award Shares vest hereunder, such Award Shares shall be transferred into an unrestricted account in the name of the Grantee or, at the request of the Grantee, issued in stock certificate form. Any such certificates shall be unencumbered by any of the restrictions enumerated herein other than such restrictions as may be imposed by applicable federal or state securities laws and regulations.

SECTION 5.    TRANSFER OF AWARD SHARES.

5.1    Except as otherwise provided in the Plan, the unvested Award Shares shall not be offered, sold, transferred, assigned, exchanged, pledged, encumbered or otherwise disposed of (each, a “Transfer”) for any purpose whatsoever, other than to the Company, and shall not be subject, in whole or in part, to execution, attachment, or similar process in all such cases until the date of vesting. Any attempted Transfer of the unvested Award Shares, other than in accordance with the terms set forth herein, shall be void and of no effect.

5.2    Grantee acknowledges that any sale, assignment, transfer or other disposition of vested Award Shares may be subject to restrictions contained in applicable federal or state securities laws and regulations and that any such sale, assignment, transfer or other disposition of Award Shares by him or her will be in compliance with such laws and regulations.

SECTION 6.    WITHHOLDINGS. The Company and each Affiliate shall have the right to retain and withhold from any payment (including the vesting) of Award Shares (and any dividends on Award Shares) any amounts required to be withheld or otherwise deducted and paid with respect to such payment (including the vesting thereof). At its discretion, the Company and each Affiliate may require the Grantee receiving Award Shares to reimburse the Company or any Affiliate for any such taxes required to be withheld by the Company or the Affiliate and withhold any distribution in whole or in part until the Company and each Affiliate is so reimbursed. In lieu thereof, the Company and each Affiliate shall have the right to withhold from any other cash amounts due or to become due from the Company or the Affiliate to the Grantee an amount equal to such taxes required to be withheld by the Company or the Affiliate as reimbursement for any such taxes or retain and withhold a number of shares having a market value not less than the amount of such taxes in order to reimburse the Company or the Affiliate for any such taxes.

SECTION 7.    ADJUSTMENTS TO AWARD SHARES.

7.1    Stock Dividends and Splits and Similar Transactions. Subject to any required action by the Company’s Board of Directors and stockholders, the number of Award Shares shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from the payment of a Share dividend, a Share split, a Share reverse-split or any similar transaction.

7.2    Change in Par Value. In the event of a change in the Company’s Shares which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be shares within the meaning of the Plan.

7.3    Other Capital Adjustments. Except as hereinbefore expressly provided in Section 7.1 and except for rights that all holders of Common Stock shall have, Grantee shall have no rights by reason of any subdivision or consolidation of Shares of any class or payment of any share dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation; any issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall not affect the Award, and no adjustment by reason thereof shall be made with respect to the number or price of the Company’s Shares subject to the Award. An Award of Restricted Stock shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 8.    GRANTEE’S REPRESENTATIONS AND WARRANTIES. Grantee represents and warrants that:

(a)    such Grantee has not and will not, directly or indirectly, Transfer any Award Shares except in accordance with the terms of this Agreement;

(b)    such Grantee has, or such Grantee together with such Grantee’s advisors, if any, have such knowledge and experience in financial, business and tax matters that such Grantee is, or such

Grantee together with such Grantee’s advisors, if any, are capable of evaluating the merits and risks relating to such Grantee’s investment in the Award Shares and making an investment decision with respect to the Company;

(c)    such Grantee has been given the opportunity to obtain information and documents relating to the Company and to ask questions of and receive answers from representatives of the Company concerning the Company and such Grantee’s investment in the Award Shares; and

(d)    such Grantee realizes that there are substantial risks incident to an investment in the Award Shares.

SECTION 9.    IMPACT ON OTHER BENEFITS. The value of the Award Shares (either on the Award Date or at the time the shares are vested) shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Company.

SECTION 10.    ADMINISTRATION. The Committee shall have full authority and discretion (subject only to the express provisions of the Plan) to decide all matters relating to the administration and interpretation of the Plan and this Agreement. All such Committee determinations shall be final, conclusive, and binding upon the Company, the Grantee, and any and all interested parties.

SECTION 11.    NO AGREEMENT TO CONTINUE IN EMPLOYMENT. Nothing in the Plan or this Agreement shall confer on the Grantee any right to continue in the employ of the Company or any Affiliate or interfere in any way with the right of the Company and any Affiliate to terminate the Grantee’s employment at any time.

SECTION 12.    AMENDMENT(S). This Agreement shall be subject to the terms of the Plan, as amended from time to time, except that the Award that is the subject of this Agreement may not in any way be restricted or limited by any amendment or termination approved after the Award Date without the Grantee’s written consent.

SECTION 13.    FORCE AND EFFECT. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

SECTION 14.    GOVERNING LAWS. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland.

SECTION 15.    MISCELLANEOUS.

15.1 Any notice necessary under this Agreement shall be in writing, signed by the party giving or making the same, and addressed (a) to the Company in the care of its President or Secretary at the principal executive office of the Company in Dallas, Texas, (b) to the Grantee at the address appearing in the personnel records of the Company for such Grantee or (c) to either party at such other address as either party hereto may hereafter designate in writing to the other. Except as otherwise provided herein, any such notice shall be deemed effective upon receipt thereof by the addressee.

15.2 This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes and both of which taken together shall constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof. By execution of this Agreement, the Grantee acknowledges receipt of a copy of the Plan, the Company’s Annual Report on Form 10-K for the year ended December 31, 20[    ] and the informational supplement required by Rule 428(b)(1) under the Securities Act of 1933.

CAPSTEAD MORTGAGE CORPORATION

By:
Phillip A. Reinsch President and Chief Executive Officer

[GRANTEE]

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